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EXHIBIT 23.1

                     WILLIAMS & WEBSTER, P.S.
                   Certified Public Accountants
                       601 West Riverside
                            Suite 1940
                 Spokane, Washington   99201-0611
                          (509) 838-8111
                        FAX (509) 624-5001



Board of Directors
Ardent Mines Limited
Vancouver, British Columbia
Canada

             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated November 28, 2000, on the financial statements of Ardent Mines Limited as of October 31, 2000 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Spokane, Washington

November 29, 2000